                                                                   EXHIBIT 10.11


                            NORTON PLAZA OFFICE LEASE






                                    LANDLORD

                            Norton Plaza Associates,
                        A California Limited Partnership


                                     Tenant


                             U. S. Interactive, Inc.
                             A Delaware corporation

                       SUMMARY OF BASIC LEASE INFORMATION

The undersigned hereby agree to the following terms of this Summary of Basic Lease Information (the "Summary"). This Summary is hereby incorporated into and made a part of the attached Office Lease (this Summary and the Office Lease to be known collectively as the "Lease") which pertains to the office building described in Section 6.1 below (the "Building"). Each reference in the Office Lease to any term of this Summary shall have the meaning as set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Office Lease, the terms of the Office Lease shall prevail. Any initially capitalized terms used herein and not otherwise defined herein shall have the meaning as set forth in the Office Lease.

Terms of Lease                              Description
(References Are to the Office Lease)

1. Dated as of:                             March 30, 1999

2. Landlord:                                Norton Plaza Associates
                                            a California limited partnership

3. Address of Landlord                      1800 Avenue of the Stars
(Section 29.14)                             Suite 1400
                                            Los Angeles, CA 90067-4216

4. Tenant:                                  U. S. Interactive
                                            A Delaware corporation

5. Address of Tenant                        11911 San Vicente Boulevard
(Section 29.14):                            Suite 225
                                            Los Angeles, CA 90049
                                            Attn: Eric Pulier

6. Premises (Article 1):

6.1 Building                                11911 San Vicente Boulevard

6.2 Premises:                               Consisting of several suites located
                                            on the first, second, and third
                                            floors as set forth in Exhibit A
                                            attached hereto and identified below
                                            including the corresponding square
                                            footages for each suite: Square
                                            Footage

                          Suite
                           138              4,302
                           200              3,960
                           225              6,482
                           230              2,693
                           236              1,534
                           255              2,941
                           265              2,847
                           324              4,167
                           351              728

6.3 Number of Rentable Square Feet in 91,431 the Building:

7. Term:

7.1 Lease Term:                             Five years plus any partial month.

7.2 Commencement Date:                      Commencing sixty (60) days following
                                            the date Landlord delivers
                                            possession of the final suite to
                                            Tenant. 8. Base Rent (Article 1)

                                         Annual Base            Monthly Installment of       Monthly Rental Rate for
            Months                          Rent                      Base Rent              Rentable Square Foot
            ------                          ----                      ---------              --------------------
            1 - 30                      $833,068.80                  $69,422.40                      $2.40
           31 - 60                      $881,664.48                  $73,472.04                      $2.54

Rent shall commence at the monthly per square foot rate stated above as to suites 225, 265, and 324 on the first day of the first month following full lease execution. Rent for suite 350 shall be $5,942.00 per month until vacated by Tenant. Tenant shall pay no rent on suite 138 for the first five months following delivery of possession. For suites 200, 230, and 236 Rent shall commence upon the earliest to occur of (i) sixty (60) days following the date Landlord delivers possession and Tenant accepts possession of each suite, and
(ii) Tenant occupies the suite for other than installation of improvements, furniture fixtures or equipment.

9. Additional Rent
(Article 4):
9.1 Base Year:                                  Calendar Year 1999

9.2 Tenant's share of Direct Expenses:          Approximately 32.43%

10. Security Deposit                            $11,343.50; Tenant shall provide
(Article 21):                                   a letter of credit in the amount
                                                of $40,000.00, which letter of
                                                credit amount shall be decreased
                                                by $10.000.00 each year on the
                                                anniversary of the commencement
                                                date.


11. Number of Parking Passes                    One parking pass for each 333
(Article 28):                                   rentable square feet of space
                                                leased. The rate shall be at
                                                prevailing rate per pass minus
                                                $10.00.

12. Brokers (Section 29.18):
         Landlord's Broker:                     Topa Management Company
         Tenant's Broker                        Julien J. Studley, Inc.
13. Permitted                                   Use General office, editing,
(Article 5)                                     production, computer,
                                                multimedia, online service
                                                related work, and any lawful use
                                                consistent with a class A office
                                                building, including an employee
                                                exercise room on the ground
                                                floor.

14.      Improvement Allowance:                 Landlord shall pay to Tenant an
                                                allowance in an amount equal to
                                                $5.00 per rentable square foot
                                                on each suite except suite 200.
                                                For suite 200 the allowance
                                                shall be $15.00 per rentable
                                                square foot. The allowance shall
                                                be paid within ten business days
                                                following the date rent
                                                commences as to each suite.
                                                Tenant shall be paid an
                                                additional $5,000.00 to
                                                interconnect (including with
                                                cable) various suites. Tenant
                                                has a right at its own expense
                                                to further cable between
                                                portions of the Premises.

15. Signage: Tenant at Tenant's expense shall be allowed to place a corporate identification sign in the location identified on the elevation drawing attached hereto as Exhibit A-4

16.  Expansion:                                 Subject only to existing
                                                tenant's options to renew, and
                                                provided Tenant has not allowed
                                                any default to continue beyond
                                                its applicable cure period,
                                                after written notice to cure,
                                                Tenant shall have the option to
                                                lease any space which becomes
                                                available on the second or third
                                                floor. No more than four months
                                                prior to the expiration of each
                                                existing tenant's term, Landlord
                                                shall notify Tenant of the
                                                pending availability and Tenant
                                                shall have thirty days in which
                                                to elect to lease the space. Any
                                                space leased pursuant to this
                                                right shall be at the same terms
                                                and conditions as the Lease at
                                                the time Tenant takes possession
                                                of the suite, including rental
                                                rate, and remodeling allowance
                                                at $5.00 per rentable square
                                                foot reduced on a straight line
                                                basis to reflect the remaining
                                                term. For example, if there are
                                                thirty months remaining on the
                                                lease the allowance shall be
                                                36/60 X $5.00, or $3.00 per
                                                rentable square foot. If there
                                                are less than thirty (30) months
                                                remaining on the term and Tenant
                                                elects to exercise an option as
                                                to additional space, at
                                                Landlord's option the term for
                                                all space leased shall be
                                                extended for a period, so that
                                                the Lease will expire thirty six
                                                (36) months following the date
                                                Tenant takes possession of each
                                                expansion suite. If so extended
                                                the Basic Rent shall increase to
                                                $2.70 per rentable square foot
                                                at the beginning of the 61st
                                                month following the Commencement
                                                Date

17. Option to Renew: Provided Tenant has not allowed any default to continue beyond the applicable cure period, after written notice to cure, Tenant shall have an option to renew the Lease for one additional term of five years in accordance with
                                                Exhibit F attached hereto.

18.      Use of Patio:                          Except for the area immediately
                                                behind the adjacent tenants,
                                                Tenant shall have the exclusive
                                                right to use all of the patio
                                                space to the north and west of
                                                the ground floor premises.
                                                Tenant may place patio furniture
                                                and or plant material on the
                                                patio. Tenant shall be
                                                responsible for maintaining any
                                                items placed on the patio and
                                                shall keep the area free from
                                                debris and trash.

19.      Internal Stairway:                     Subject to all applicable codes
                                                and ordinances and Landlord's
                                                reasonable approval Tenant at
                                                Tenant's expense shall have the
                                                option to install an internal
                                                stairway within the Premises to
                                                connect the 1st and 2nd and/or
                                                2nd and 3rd floors. Prior to
                                                Lease termination, if requested
                                                by Landlord, Tenant shall remove
                                                any stairway constructed by
                                                Tenant and return the Premises
                                                to the condition in which it was
                                                delivered to Tenant.
                                                Notwithstanding anything else
                                                contained in this Lease, Tenant
                                                shall have the right to
                                                terminate this Lease with
                                                respect to Suite 138 if, within
                                                sixty (60) days after Lease
                                                execution, Tenant is unable (or
                                                unwilling due to cost) to
                                                construct the internal
                                                stairwell. In the event that
                                                Tenant elects to terminate Suite
                                                138, Tenant shall pay to
                                                Landlord a termination fee equal
                                                to $20,649.60, two (2) months
                                                base rent for Suite 138.

The foregoing terms of this Summary are hereby agreed to by Landlord and Tenant.

"Tenant"                              U.S. Interactive, Inc.,
                                      a Delaware corporation



                                      By: /s/
                                          --------------------------------
                                               Eric Pulier
                                      Its:     President


"Landlord":                           Norton Plaza Associates,

                                      a California limited partnership
                                      By:      San Vicente Montana Associate
                                               A partnership
                                      By: /s/
                                          --------------------------------
                                               Paul R. Gienger
                                      Its: General Partner

                                TABLE OF CONTENTS

SUMMARY OF BASIC LEASE INFORMATION................................................................................2
INDEX OF MAJOR DEFINED TERMS......................................................................................7
ARTICLE 1.........................................................................................................8
   REAL PROPERTY, BUILDING AND PREMISES...........................................................................8
ARTICLE 2.........................................................................................................8
   LEASE TERM.....................................................................................................8
ARTICLE 3.........................................................................................................9
   BASE RENT......................................................................................................9
ARTICLE 4.........................................................................................................9
   ADDITIONAL RENT................................................................................................9
ARTICLE 5........................................................................................................15
   USE OF PREMISES...............................................................................................15
ARTICLE 6........................................................................................................15
   SERVICES AND UTILITIES........................................................................................15
ARTICLE 7........................................................................................................17
   REPAIRS.......................................................................................................17
ARTICLE 8........................................................................................................17
   ADDITIONS AND ALTERATIONS.....................................................................................17
ARTICLE 9........................................................................................................19
   COVENANT AGAINST LIENS........................................................................................19
ARTICLE 10.......................................................................................................20
   INSURANCE.....................................................................................................20
ARTICLE 11.......................................................................................................22
   DAMAGE AND DESTRUCTION........................................................................................22
ARTICLE 12.......................................................................................................24
   NONWAIVER.....................................................................................................24
ARTICLE 13.......................................................................................................24
   CONDEMNATION..................................................................................................24
ARTICLE 14.......................................................................................................25
   ASSIGNMENT AND SUBLETTING.....................................................................................25
ARTICLE 15.......................................................................................................28
   SURRENDER OF PREMISES; REMOVAL OF TRADE FIXTURES..............................................................28
ARTICLE 16.......................................................................................................29
   HOLDING OVER..................................................................................................29
ARTICLE 17.......................................................................................................29
   ESTOPPEL CERTIFICATES.........................................................................................29
ARTICLE 18.......................................................................................................30
   SUBORDINATION.................................................................................................30
ARTICLE 19.......................................................................................................30
   DEFAULTS; REMEDIES............................................................................................30
ARTICLE 20.......................................................................................................32
   ATTORNEYS'FEES................................................................................................32
ARTICLE 21.......................................................................................................32
   SECURITY DEPOSIT..............................................................................................32
ARTICLE 22.......................................................................................................33
   SUBSTITUTION OF OTHER PREMISES................................................................................33
ARTICLE 23.......................................................................................................33
   SIGNS.........................................................................................................33
ARTICLE 24.......................................................................................................34
   COMPLIANCE WITH LAW...........................................................................................34
ARTICLE 25.......................................................................................................34
   LATE CHARGES..................................................................................................34
ARTICLE 26.......................................................................................................34
   LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT..........................................................34
ARTICLE 27.......................................................................................................35
   ENTRY BY LANDLORD.............................................................................................35
ARTICLE 28.......................................................................................................36
   TENANT PARKING................................................................................................36
ARTICLE 29.......................................................................................................36
   MISCELLANEOUS PROVISIONS......................................................................................36
ARTICLE 30.......................................................................................................40
   SIGNATURES....................................................................................................40

                                       5


EXHIBIT A........................................................................................................41
   BASIC FLOOR PLANS.............................................................................................41
EXHIBIT B........................................................................................................42
   RULES AND REGULATIONS.........................................................................................42
EXHIBIT C........................................................................................................46
   NOTICE OF LEASE TERM DATES....................................................................................46
EXHIBIT D........................................................................................................47
   LANDLORD WORK LETTER..........................................................................................47
EXHIBIT E........................................................................................................54
   ESTOPPEL CERTIFICATE..........................................................................................54
EXHIBIT F........................................................................................................56
   OPTION PERIOD RENT............................................................................................56
EXHIBIT H........................................................................................................58
   HAZARDOUS WASTES..............................................................................................58
EXHIBIT I........................................................................................................59
   EXCLUSIONS ADDENDUM...........................................................................................59
PROPERTY DESCRIPTION.............................................................................................62

                                       6

                          INDEX OF MAJOR DEFINED TERMS
LOCATION OF DEFINED TERMS

DEFINED TERMS                                                                          IN OFFICE LEASE
-------------                                                                          ---------------
Additional Rent.........................................................................Section 4.1
Base Rent...............................................................................Article 3
Base Year...............................................................................Section 4.2.1
Building................................................................................Article 1
Estimate................................................................................Section 4.3.3
Estimated Excess........................................................................Section 4.3.3
Estimate Statement......................................................................Section 4.3.3
Excess..................................................................................Section 4.3.1
Expense Year............................................................................Section 4.2.3
Force Majeure...........................................................................Section 29.13
Holidays................................................................................Section 6.1.1
Lease Commencement Date.................................................................Article 2
Lease Expiration Date...................................................................Article 2
Lease Term..............................................................................Article 2
Lease Year..............................................................................Article 2
Notices.................................................................................Section 29.14
Operating Expenses......................................................................Section 4.2.4
Premises................................................................................Article 1
Real Property...........................................................................Article 1
Rent....................................................................................Section 4.1
Security Deposit........................................................................Article 21
Statement...............................................................................Section 4.3.2
Tax Expenses............................................................................Section 4.2.5
Tenant's Share..........................................................................Section 4.2.6
Transfer Notice.........................................................................Section 14.1
Transfer Premium........................................................................Section 14.3
Transferee..............................................................................Section 14.1
Transfers...............................................................................Sections 14.1, 14.6 and 14.7

EXHIBITS

Exhibit A - Basic Floor Plan
Exhibit B - Rules and Regulations
Exhibit C - Notice of Lease Term Dates
Exhibit D - Tenant Work Letter
Exhibit E - Estoppel Certificate
Exhibit F - Option to Extend Term
Exhibit G - (not used)
Exhibit H - Hazardous Material
Exhibit I - Exclusion Addendum

                                       7

                                  OFFICE LEASE

This Office Lease, which includes the preceding Summary of Basic Lease Information (the "Summary") attached hereto as pages (ii) through (iv) and incorporated herein by this reference (the Office Lease and Summary to be known sometimes collectively hereafter as the "Lease"), dated as of the date set forth in Section 1 of the Summary, is made by and between "Landlord" and "Tenant" as those terms are defined in Sections 2 and 4 of the Summary, respectively.

ARTICLE 1

REAL PROPERTY, BUILDING AND PREMISES

     1.1 Real Property, Building and Premises. Upon and subject to the terms set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 6.2 of the Summary (the "Premises"), which Premises are located in the building (the "Building") set forth in Section 6.1 of the Summary. The outline of the Premises is set forth in Exhibit A attached hereto. The rentable square footages of the Premises and the Building are set forth in
         Section 6 of the Summary. The Building, the parking structure servicing the Building, the land upon which the Building stands, and the land, improvements and other buildings surrounding the Building which are designated from time to time by Landlord as appurtenant to or servicing the Building, are herein sometimes collectively referred to herein as the "Real Property." Tenant acknowledges that Landlord has made no representation or warranty regarding the condition of the Real Property except as specifically set forth in this Lease. Tenant is hereby granted the right to the nonexclusive use of the common corridors and hallways, stairwells, elevators, restrooms and other public or common areas located on the Real Property; provided, however, that the manner in which such public and common areas are maintained and operated shall be at the sole discretion of Landlord and the use thereof shall be subject to the rules, regulations and restrictions attached hereto as Exhibit B (the "Rules and Regulations"). Landlord reserves the right to make alterations or additions to or to change the location of elements of the Real Property and the common areas thereof.

ARTICLE 2

LEASE TERM

The terms and provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (the "Lease Term") shall be as set forth in
Section 7.1 of the Summary and shall commence on the date (the "Lease Commencement Date") set forth in Section 7.2 of the Summary, and shall terminate on the date (the "Lease Expiration Date") set forth in Section 7.3 of the Summary, unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term "Lease Year" shall mean each consecutive twelve
(12) month period during the Lease Term; provided, however, that the first Lease Year shall commence on the Lease Commencement Date and end on the last day of the eleventh month thereafter and the second succeeding Lease Year shall commence on the first day of the next calendar month; and further provided that the last Lease Year shall end on the Lease Expiration Date. An any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit C, attached hereto, which Tenant shall execute and return to Landlord within five (5) days of receipt thereof. Tenant shall be given access to the Premises 15 days prior to the Lease Commencement Date for installation of furniture and equipment including communication and computer equipment.

ARTICLE 3

BASE RENT

Tenant shall pay, without notice or demand, to Landlord at the management office of the Building, or at such other place as Landlord may from time to time designate in writing, in the form of a check (which is drawn upon a bank which is located in the State of California) or currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent ("Base Rent") as set forth in Section 8 of the Summary, payable in equal monthly installments as set forth in Section 8 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever. The Base Rent for the first full calendar month of the Lease Term, shall be paid at the time of Tenant's execution of this Lease. If any "Rent," as that term is defined in
Section 4.1, below, payment date (including the Lease Commencement Date) falls on a day of a calendar month other than the first day of such calendar month or if any Rent payment is for a period which is shorter than one calendar month such as during the last month of the Lease Term, the Rent for any fractional calendar month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/365 of the Rent. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

ARTICLE 4

ADDITIONAL RENT

4.1 Additional Rent. In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay as additional rent "Tenant's Share" of the annual "Direct Expenses," as those terms are defined in Sections 4.2.6 and 4.2.2 of this Lease, respectively, which are in excess of the amount of Direct Expenses applicable to the "Base Year," as that term is defined in Section 4.2.1 of this Lease. Such additional rent, together with any and all other amounts payable by Tenant to Landlord, as additional rent or otherwise, pursuant to the terms of this Lease, shall be hereinafter collectively referred to as the "Additional Rent." The Base Rent and Additional Rent are herein collectively referred to as the "Rent." All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner, time and place as the Base Rent. Without limitation on other obligations of Tenant which shall survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

     4.2 Definitions. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

     4.2.1 "Base Year" shall mean the period set forth in Section 9.1 of the Summary.

     4.2.2 "Direct Expenses" shall mean "Operating Expenses" and "Tax Expenses."

     4.2.3 "Expense Year" shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.

     4.2.4 "Operating Expenses" shall mean all reasonable expenses, excluding those set forth in the Exclusions Addendum attached hereto, costs and amounts of every kind and nature which Landlord shall pay or incur during any Expense Year because or in connection with the ownership, management, maintenance, repair, replacement, restoration or operation of the Real Property, including, without limitation, any amounts paid or incurred for (i) the cost of supplying all utilities, the cost of operating, maintaining, repairing, replacing, renovating and managing the utility systems, mechanical systems, sanitary and storm drainage systems, and escalator and elevator systems, and the cost of supplies, tools, and equipment and maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting the validity or applicability of any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with the implementation and operation of a transportation system management program or similar program; (iii) the cost of insurance carried by Landlord, in such amounts as Landlord may reasonably determine; (iv) fees, charges and other costs, including management fees or administrative charges (or amounts in lieu thereof), consulting fees (including but not limited to any consulting fees incurred in connection with the procurement of insurance), legal fees and accounting fees, of all persons engaged by Landlord or otherwise reasonably incurred by Landlord in connection with the management, operation, maintenance and repair of the Real Property; (v) the cost of parking area repair, restoration, and maintenance, including, but not limited to, resurfacing, repainting, restriping, and cleaning; (vi) wages, salaries and other compensation and benefits of all persons engaged in the operation, maintenance or security of the Real Property, and employer's Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits; provided, that if any employees of Landlord provide services for more than one building of Landlord, then a prorated portion of such employees' wages, benefits and taxes shall be included in Operating Expenses based on the portion of their working time devoted to the Real Property, and provided further, that no portion of any employee's wages, benefits, or taxes allocable to time spent on the development or marketing of the Real Property shall be included in Operating Expenses; (vii) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Building; (viii) amortization (including interest on the unamortized cost at a rate equal to the floating commercial loan rate announced from time to time by Bank of America, a national banking association, or its successor, as its prime rate, plus 2% per annum (the "Interest Rate")) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Building and Real Property; and (ix) the cost of capital improvements incurred in connection with the Real Property (A) which are intended as a labor-saving device or to effect other economies in the operation or maintenance of the Real Property, or any portion thereof to the extent of cost savings reasonably anticipated by Landlord, or (B) that are required under any governmental law or regulation that is then enforced against the Real Property by a federal, state or local governmental agency; provided, however, that each such permitted capital expenditure shall be amortized (including interest on the unamortized cost) over its useful life as Landlord shall reasonably determine. If the Building is not fully occupied during all or a portion of any Expense Year, Landlord shall make an appropriate adjustment to the variable components of Operating Expenses for such Expense Year as reasonably determined by Landlord employing sound accounting and management principles, to determine the amount of Operating Expenses that would have been paid had the Building been ninety-five percent (95%) occupied, and the amount so determined shall be deemed to have been the amount of Operating Expenses for such Expense Year.

     4.2.5 "Tax Expenses" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Building), which Landlord shall pay or incur during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Real Property. For purposes of this Lease, Tax Expenses shall be calculated as if the tenant improvements in the Building were fully constructed and the Real Property, the Building, and all tenant improvements in the Building were fully assessed for real estate tax purposes, and accordingly, during the portion of any Expense Year occurring during the Base Year, Tax Expenses shall be deemed to be increased appropriately.

         4.2.5.1 Tax Expenses shall include, without limitation:

         (i) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election ("Proposition 13") and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, conservation, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Project's contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies, and charges and all similar assessments, taxes, fees, levies and charges be included within the definition of Tax Expenses for purposes of this Lease;

         (ii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or, the rent payable hereunder, including, without limitation, any gross income tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof;

         (iii) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and

         (iv) Any possessory taxes charged or levied in lieu of real estate taxes.

         4.2.5.2 Any expenses incurred by Landlord in attempting to protest, reduce or minimize Tax Expenses in the Expense Year such expenses are paid. Tax refunds shall be deducted from Tax Expenses in the Expense Year they are received by Landlord, or if the Lease has terminated and Tenant is otherwise entitled to part of the refund, paid in pertinent part to the Tenant. All special assessments which may be paid in installments shall be paid by Landlord in the maximum number of installments permitted by law and not included in Operating Expenses except in the year in which the assessment is actually paid; provided, however, that if the prevailing practice in comparable buildings located in the vicinity of the Building is to pay such assessments on an early basis, and Landlord pays the same on such basis, such assessments shall be included in Operating Expenses in the year paid by Landlord. The amount of Tax Expenses for the Base Year attributable to the valuation of the Real Property, inclusive of tenant improvements, shall be known as "Base Taxes." If in any comparison year subsequent to the Base Year, the amount of Base Taxes decreases, then for purposes of all subsequent comparison years, including the comparison year in which such decrease in Expenses occurred, the Base Year shall be decreased by an amount equal to the decrease in Base Taxes.

         4.2.5.3 Notwithstanding anything to the contrary contained in this
              Section 4.2.5 (except as set forth in Section 4.2.5.1 or levied in whole or part in lieu of Tax Expenses), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Building), (ii) any items included as Operating Expenses, and
              (iii) any items paid by Tenant under Section 4.5 of this Lease.

     4.2.6 "Tenant's Share" shall mean the percentage set forth in Section 9.2 of the Summary. Tenant's Share was calculated by multiplying the number of rentable square feet of the Premises by 100 and dividing the product by the total rentable square feet in the Building. In the event either the Premises and/or the Building is expanded or reduced, Tenant's Share shall be appropriately adjusted, and, as to the Expense Year in which such change occurs, Tenant's Share for such year shall be determined on the basis of the number of days during such Expense Year that each such Tenant's Share was in effect.

4.3 Calculation and Payment of Additional Rent.

     4.3.1 Calculation of Excess. If for any Expense Year ending or commencing within the Lease Term, Tenant's Share of Direct Expenses for such Expense Year exceeds Tenant's Share of the amount of Direct Expenses applicable to the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Section 4.3.2, below, and as Additional Rent, an amount equal to the excess (the "Excess"). Tenant's Share of Direct Expenses excluding Tax Expense, and excluding that portion of Direct Expense attributable to the cost of insurance and utilities shall not increase by more than 5% in any year.

     4.3.2 Statement of Actual Direct Expenses and Payment by Tenant. Landlord shall endeavor to give to Tenant, on or before the first day of April following the end of each Expense Year, a statement (the "Statement") which shall state the Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount, if any, of any Excess. Upon receipt of the Statement for each Expense Year ending during the Lease Term, if an Excess is present, Tenant shall pay, with its next installment of Base Rent due, the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year, less the amounts, if any, paid during such Expense Year as "Estimated Excess," as that term is defined in Section 4.3.3, below. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord from enforcing its rights under this
         Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of the Direct Expenses for the Expense Year in which this Lease terminates, taking into consideration that the Lease Expiration Date may have occurred prior to the final day of the applicable Expense Year, if an Excess is present, Tenant shall immediately pay to Landlord an amount as calculated pursuant to the provisions of Section 4.3.1 of this Lease. The provisions of this Section 4.3.2 shall survive the expiration or earlier termination of the Lease Term.

     4.3.3 Statement of Estimated Direct Expenses. In addition, Landlord shall give Tenant a yearly expense estimate statement (the "Estimate Statement") which shall set forth Landlord's reasonable estimate (the "Estimate") of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated excess (the "Estimated Excess") as calculated by comparing Direct Expenses, which shall be based upon the Estimate, to the amount of Direct Expenses applicable to the Base Year, which Estimate Statement may be revised and reissued by Landlord from time to time. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Excess under this Article 4. If pursuant to the Estimate Statement (or a revision thereof) an Estimated Excess is calculated for the then-current Expense Year, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Excess (or the increase in the Estimated Excess if pursuant to a revised Estimated Statement) for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.3.3). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year to the month of such payment, both months inclusive, and shall have twelve (12) as its denominator. Until a new Estimate Statement is furnished, Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant.

4.4 Allocation of Direct Expenses. Notwithstanding anything to the contrary set forth in this Article 4, when calculating the Direct Expenses for the Base Year, such Direct Expenses shall not include any increase in Tax Expenses attributable to special assessments, charges, costs, or fees, or due to modifications or changes in governmental laws or regulations, including but not limited to the institution of a split tax roll, and Operating Expenses shall exclude market-wide labor-rate increases due to extraordinary circumstances, including, but not limited to, boycotts and strikes, and utility rate increases due to extraordinary circumstances including, but not limited to, conservation surcharges, boycotts, embargoes or other shortages and amortized costs relating to capital improvements.

4.5 Taxes and Other Charges for Which Tenant Is Directly Responsible. Tenant shall reimburse Landlord, as Additional Rent, upon demand for any and all taxes required to be paid by Landlord (except to the extent included in Tax Expenses by Landlord), excluding state, local and federal personal or corporate income taxes measured by the net income of Landlord from all sources and estate and inheritance taxes, whether or not now customary or within the contemplation of the parties hereto, when:

     4.5.1 Said taxes are measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises, or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, to the extent the cost or value of such leasehold improvements exceeds the cost or value of a building standard build-out plus an additional $10 per square foot, regardless of whether title to such improvements shall be vested in Tenant or Landlord;

     4.5.2 Said taxes are assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, any portion of the Real Property or the parking facility used by Tenant in connection with this Lease; or

     4.5.3 Said taxes are assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

ARTICLE 5

USE OF PREMISES

Tenant shall use the Premises solely for the "Permitted Use," as that term is defined in Section 13 of the Summary, and Tenant shall not use or permit the Premises to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord's sole discretion. Tenant further covenants and agrees that it shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the Rules and Regulations, or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Building. Tenant shall faithfully observe and comply with the Rules and Regulations. Without limiting its covenant of quiet enjoyment, Landlord shall not be responsible to Tenant for the nonperformance of any of such Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Building. Tenant shall comply with all recorded covenants, conditions, and restrictions now or hereafter affecting the Real Property. Tenant shall not use or allow another person or entity to use any part of the Premises for the storage, use, treatment, manufacture or sale of hazardous materials or substances as defined pursuant to any applicable federal, state or local governmental or quasi-governmental law, code, ordinance, rule, or regulation.

ARTICLE 6

SERVICES AND UTILITIES

6.1 Standard Tenant Services. Landlord shall provide the following services on all days during the Lease Term, unless otherwise stated below.

     6.1.1 Subject to all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating and air conditioning when necessary for normal comfort for normal office use in the Premises, from 8:00 am to 6:00 pm Monday through Friday and 8:00 am to l:00 pm Saturday, except for Sundays and New Year's Day, President's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the day after Thanksgiving Day, Christmas Day (collectively, the "Holidays"). Tenant may arrange with building management for after hours air conditioning at Landlord's direct cost, which is $12.50 per hour as January 1995.

     6.1.2 Landlord shall provide adequate electrical wiring, facilities and power for normal general office use as determined by Landlord. Tenant shall bear the cost of replacement of lamps, starters and ballasts for Tenant supplied lighting fixtures within the Premises.

     6.1.3 Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes.

     6.1.4 Landlord shall provide janitorial services Monday through Friday except the date of observation of the Holidays, in and about the Premises.

     6.1.5 Landlord shall provide nonexclusive automatic elevator service at all times.

6.2 Overstandard Tenant Use. Tenant shall not, without Landlord's prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of
     Section 6.1 of this Lease. If Tenant uses water, electricity, heat or air conditioning in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease, Tenant shall pay to Landlord, upon billing, the cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption; and Landlord may install devices to separately meter any increased use and in such event Tenant shall pay the increased cost directly to Landlord, on demand, including the cost of such additional metering devices. If Tenant desires to use heat, ventilation or air conditioning during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of
     Section 6.1 of this Lease, Tenant shall give Landlord such prior notice, as Landlord shall from time to time establish as appropriate, of Tenant's desired use and Landlord shall supply such utilities to Tenant at such hourly cost to Tenant as Landlord shall from time to time establish (which shall be treated as Additional Rent).

6.3 Interruption of Use. Tenant agrees that Landlord shall not be liable for damages, but shall abate rent after seven days, for material failure to furnish or material delay in furnishing any service (including telephone and telecommunication services), or for any material diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building after reasonable effort to do so, by any accident or casualty whatsoever, by act or default of Landlord or Tenant or other parties, or by any other cause within or beyond Landlord's reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6. Landlord may comply with voluntary controls or guidelines promulgated by any governmental entity relating to the use or conservation of energy, water, gas, light or electricity or the reduction of automobile or other emissions without creating any liability of Landlord to Tenant under this Lease, provided that the Premises are not thereby rendered untenantable.

ARTICLE 7

REPAIRS

Tenant shall, at Tenant's own expense, pursuant to the terms of this Lease, including without limitation Article 8 hereof, keep the Premises, including all improvements, fixtures and furnishings therein, in good order, repair and condition at all times during the Lease Term. In addition, Tenant shall, at Tenant's own expense but under the supervision and subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord, pursuant to the terms of this Lease, including without limitation Article 8 hereof, promptly and adequately repair all damage to the Premises and replace or repair all damaged or broken fixtures and appurtenances; provided however, that, at Landlord's option, or if Tenant fails to make such repairs, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord's involvement with such repairs and replacements forthwith upon being billed for same. Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements and additions to the Premises or to the Building or to any equipment located in the Building as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree. Tenant hereby waives and releases its right to make repairs at Landlord's expense under Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

ARTICLE 8

ADDITIONS AND ALTERATIONS

8.1 Landlord's Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises (collectively, the "Alterations") without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord. The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter, attached hereto as Exhibit D, and not the terms of this Article 8.

8.2 Manner of Construction. Landlord may impose, as a condition of its consent to all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its sole discretion may deem desirable, including, but not limited to, the requirement that upon Landlord's request, Tenant shall, at Tenant's expense, remove such Alterations upon the expiration or any early termination of the Lease Term, and/or the requirement that Tenant utilize for such purposes only contractors, materials, mechanics and materialmen reasonably selected by Landlord. Tenant shall construct such Alterations and perform such repairs in conformance with any and all applicable rules and regulations of any federal, state, county or municipal code or ordinance and pursuant to a valid building permit, issued by the City of Los Angeles, in conformance with Landlord's reasonable construction rules and regulations. In performing the work of any such Alterations, Tenant shall have the work performed in such manner as not to obstruct access to the Building or the common areas for any other tenant of the Building, and as not to obstruct the business of Landlord or other tenants in the Building, or interfere with the labor force working in the Building. Upon completion of any Alterations, Tenant agrees to cause a timely Notice of Completion to be recorded in the office of the Recorder of the county in which the Building is located in accordance with the terms of Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Building management office a reproducible copy of the "as built" drawings of the Alterations.

8.3 Payment for Improvements. In the event Tenant orders any Alteration or repair work directly from Landlord, or from a contractor selected by Landlord, the charges for such work shall be deemed Additional Rent under this Lease, payable upon billing therefor, either periodically during construction or upon the substantial completion of such work, at Landlord's option. Upon completion of such work, Tenant shall deliver to Landlord, if payment is made directly to contractors, evidence of payment, contractors' affidavits and full and final waivers of all liens for labor, services or materials. If Tenant orders any work directly from Landlord, Tenant shall pay to Landlord a percentage of the cost of such work (such percentage to be established on a uniform basis for the Building) sufficient to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord's involvement with such work, and if Tenant does not order any work directly from Landlord, Tenant shall reimburse Landlord for Landlord's reasonable out-of-pocket costs and expenses reasonably incurred in connection with Landlord's review of such work.

8.4 Construction Insurance. In the event that Tenant makes any Alterations, Tenant agrees to carry "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof.
         In addition, Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security reasonably satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee.

8.5 Landlord's Property. All Alterations, improvements, fixtures and/or equipment which may be installed or placed in or about the Premises, and all signs installed in, on or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord, except that Tenant may remove any Alterations, improvements, fixtures and/or equipment which Tenant can substantiate to Landlord have not been paid for with any tenant improvement allowance funds provided to Tenant by Landlord, provided Tenant repairs any damage to the Premises and Building caused by such removal. Furthermore, if Landlord, as a condition to Landlord's consent to any Alteration, requires that Tenant remove any Alteration upon the expiration or early termination of the Lease Term, Landlord may, by written notice to Tenant prior to the end of the Lease Term, or given upon any earlier termination of this Lease, require Tenant at Tenant's expense to remove such Alterations and to repair any damage to the Premises and Building caused by such removal. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations, Landlord may do so and may charge the cost thereof to Tenant.

ARTICLE 9

COVENANT AGAINST LIENS

Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Real Property, Building or Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant's interest only. Landlord shall have the right at all times to post and keep posted on the Premises any notice which it deems reasonably necessary for protection from such liens. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Real Property, the Building or the Premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching or notice of any lien, Tenant covenants and agrees to cause it to be immediately released and removed of record. Notwithstanding anything to the contrary set forth in this Lease, in the event that such lien is not released and removed on or before the date occurring ten (10) days after notice of such lien is delivered by Landlord to Tenant, Landlord, at its sole option, may immediately take all reasonable action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including reasonable attorneys' fees and costs, incurred by Landlord in connection with such lien shall be deemed - Additional Rent under this Lease and shall immediately be due and payable by Tenant.

ARTICLE 10

INSURANCE

10.1 Indemnification and Waiver. To the extent not prohibited by law, Landlord, its partners, trustees, ancillary trustees and their respective officers, directors, shareholders, beneficiaries, agents, servants, employees, and independent contractors (collectively, the "Landlord Parties") shall not be liable for any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant. To the extent covered by its General Liability and Contractual Liability insurance, Tenant shall indemnify, defend, protect, and hold harmless Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) incurred in connection with or arising from any cause in, on or about the Premises or any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, its partners, and their respective officers, agents, servants, employees, and independent contractors (collectively, the "Tenant Parties"), in, on or about the Real Property, during the Lease Term, provided that the terms of the foregoing indemnity shall not apply to the negligence or willful misconduct of Landlord or the Landlord Parties. To the extent coverage is provided by Tenant's General Liability and Contractual Liability insurance, should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of an event covered by the foregoing indemnity, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including without limitation, its actual professional fees such as appraisers', accountants' and attorneys' fees. Tenant's agreement to indemnify Landlord pursuant to this Section
     10.1 is not intended and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provision of this Lease, to the extent such policies cover the matters subject to the Tenant's indemnification obligations; nor shall they supersede any inconsistent agreement of the parties set forth in any other provision of this Lease. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

10.2 Tenant's Compliance with Landlord's Fire and Casualty Insurance. Landlord shall insure the Building and the Real Property during the Lease Term against loss or damage due to fire and other casualties covered within the classification of fire and extended coverage, vandalism coverage and malicious mischief, sprinkler leakage, water damage and special extended coverage on the Building. Such coverage shall be in such amounts, from such companies, and on such terms and conditions, as Landlord may from time to time determine. Additionally, at the option of Landlord, such insurance coverage may include the risks of earthquakes and/or flood damage and additional hazards, a rental loss endorsement and one or more loss payee endorsements in favor of the holders of any mortgages or deeds of trust encumbering the interest of Landlord in the Building or the ground or underlying lessors of the Building, or any portion thereof. Tenant shall, at Tenant's expense, comply with all of Landlord's and Tenant's insurance companies reasonable requirements pertaining to the use of the Premises. If Tenant's conduct or use of the Premises causes any increase in the premium for any insurance policies carried by Landlord, then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

10.3 Tenant's Insurance. Tenant shall maintain the following coverages in the following amounts.

     10.3.1 Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant's operations, assumed liabilities or use of the Premises, including a Commercial General Liability endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section l0.l of this Lease, for limits of liability not less than: (i) Bodily Injury and Property Damage Liability - $2,000,000 each occurrence and $2,000,000 annual aggregate, and (ii) Personal Injury Liability - $2,000,000 each occurrence and $2,000,000 annual aggregate.

     10.3.2 Physical Damage Insurance covering (i) all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant's property on the Premises installed by, for, or at the expense of Tenant, (ii) the "Tenant Improvements," as that term is defined in the Tenant Work Letter, and (iii) all other improvements, alterations and additions to the Premises. Such insurance shall be written on an "all risks" of physical loss or damage basis, for the full replacement cost value new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake sprinkler leakage coverage.

     10.3.3 Except as specified in Section 10.1, the minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall
         (i) name Landlord as an additional insured; (ii) specifically and reasonably cover the routinely insurable liability assumed by Tenant under this Lease; (iii) be issued by an insurance company having a rating of not less than A-VIII in Best's Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of California; (iv) be primary insurance as to all claims thereunder exclusively concerning the Premises and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (v) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days' prior written notice shall have been given to Landlord and any mortgagee of Landlord; and (vi) contain a cross-liability endorsement or severability of interest clause reasonably acceptable to Landlord. Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the Lease Commencement Date and at least thirty
         (30) days before the expiration dates thereof.

10.4 Waiver of Subrogation. Landlord and Tenant agree to have their respective insurance companies issuing property damage insurance waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be. Landlord and Tenant hereby waive any right that either may have against the other on account of any loss or damage to their respective property to the extent such loss or damage is insurable under policies of insurance for fire and all risk coverage, theft, or other similar insurance. If Tenant fails to carry the amounts and types of insurance required to be carried pursuant to this Article 10, in addition to any remedies Landlord may have under this Lease, such failure shall be deemed to be a covenant and agreement by Tenant to self-insure with respect to the type and amount of insurance Tenant so failed to carry, with full waiver of subrogation with respect thereto.

10.5 Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Landlord's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this
     Article 10, and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably requested by Landlord. Notwithstanding anything to the contrary contained in this Lease, in the event of any termination of this Lease pursuant to Article 11 or Article 13 below, Tenant shall assign and deliver to Landlord (or to any party designated by Landlord) all applicable tangible property damage insurance proceeds payable to Tenant under Tenant's insurance required under Section 10.3 of this Lease.

ARTICLE 11

DAMAGE AND DESTRUCTION

11.1 Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any common areas of the Building serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this Article 11, restore the base, shell, and core of the Premises and such common areas. Such restoration shall be to substantially the same condition of the base, shell, and core of the Premises and common areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or any other modifications to the common areas deemed desirable by Landlord, provided access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Notwithstanding any other provisions of this Lease, upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all applicable tangible property damage insurance proceeds payable to Tenant under

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

     Tenant's insurance required under Section 10.3 of this Lease, and Landlord shall repair any injury or damage to the Tenant Improvements installed in the Premises and shall return such Tenant Improvements to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord's repair of the damage. Any excess tangible property damage insurance proceeds, after reasonable expenditures by the Landlord, shall be returned to the Tenant. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or common areas necessary to Tenant's occupancy, and if such damage is not the result of the reckless or willful misconduct of Tenant or Tenant's employees, contractors, licensees, or invitees, Landlord shall allow Tenant a proportionate abatement of Rent, during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof; provided, further, if the Premises is damaged such that the remaining portion thereof is not sufficient to allow Tenant to conduct its business operations from such remaining portion and Tenant does not conduct its business operations therefrom, and if such damage is not the result of the reckless or willful misconduct of Tenant or any of the Tenant Parties, Landlord shall allow Tenant a total abatement of Rent during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result of the subject damage.

11.2 Landlord's Option to Repair. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises and/or Building and instead terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date of damage, such notice to include a termination date giving Tenant ninety (90) days to vacate the Premises, but Landlord may so elect only if the Building shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) repairs cannot reasonably be completed within one hundred eighty (180) days of the date of damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or ground lessor with respect to the Real Property shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) the damage is not fully covered, except for deductible amounts, by Landlord's insurance policies; or (iv) the damage occurs during the last eighteen (18) months of the Lease Term. Notwithstanding anything set forth above, if the Landlord would have the option to elect not to rebuild based on the existence of condition 11.2(i) or (iv), the Tenant may also elect to terminate the Lease, with thirty days written notice, given at any time within sixty days after the date of damage. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or any other portion of the Real Property, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or any other portion of the Real Property.

ARTICLE 12

NONWAIVER

No waiver of any provision or breach of this Lease shall be implied by any failure of Landlord to enforce any remedy on account of the violation of such provision, even if such violation shall continue or be repeated subsequently, any waiver by Landlord of any provision of this Lease may only be in writing, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. Forbearance by Landlord in enforcement of one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. The acceptance of any Rent hereunder by Landlord following the occurrence of any default, whether or not known to Landlord, shall not be deemed a waiver of any such default, except only a default in the payment of the Rent so accepted.

ARTICLE 13

CONDEMNATION

If ten percent (10%) or more of the Premises or Building shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease upon ninety (90) days' notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking, condemnation, reconfiguration, vacation, deed or other instrument. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, Tenant shall have the option to terminate this Lease upon ninety (90) days' notice, provided such notice is given no later than one hundred eighty
(180) days after the date of such taking. Landlord shall be entitled to receive the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, loss of goodwill, loss of profits, or the like, so long as such claim does not diminish the award available to Landlord, its ground lessor with respect to the Real Property or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1 Transfers. Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment or other such foregoing transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"). If Tenant shall desire Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "Transfer Notice") shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the "Subject Space"), (iii) all of the terms of the proposed Transfer and the consideration therefor, including a calculation of the "Transfer Premium," as that term is defined in Section 14.3, below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and any other information reasonably required by Landlord, which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space, (v) an executed estoppel certificate from Tenant in the form attached hereto as Exhibit E, and (vi) such other information as Landlord may reasonably require. Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a default by Tenant under Section 19.1.7 of this Lease. Whether or not Landlord shall grant consent, Tenant shall pay Landlord's review and processing fees, as well as any reasonable legal fees incurred by Landlord, within thirty (30) days after written request by Landlord.

14.2 Landlord's Consent. Landlord shall not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. The parties hereby agree that it shall be deemed to be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply, without limitation as to other reasonable grounds for withholding consent:

     14.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building;

     14.2.2 The Transferee is either a governmental agency or instrumentality thereof (i) which is of a character or reputation, is engaged in a business, or is of, or is associated with, a domestic or foreign political orientation or faction, which is inconsistent with the quality of the Building, or which would otherwise reasonably offend a landlord of a comparable building located in the vicinity of the Building, (ii) which is capable of exercising the power of eminent domain or condemnation, or (iii) which would significantly increase the human traffic in the Premises or Building;

     14.2.3 The Transferee's intended use of the Premises is inconsistent with the Permitted Use;

     14.2.4 Intentionally omitted;

     14.2.5 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under the Lease on the date consent is requested;

     14.2.6 The proposed Transfer would cause Landlord to be in violation of another lease or agreement to which Landlord is a party, or would give an occupant of the Building a right to cancel its lease; or

     14.2.7 The Transferee does not intend to occupy the entire Premises and conduct its business therefrom for a substantial portion of the term of the Transfer.

Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, their sole remedies shall be declaratory judgment and an injunction for the relief sought without any monetary damages, other than attorneys fees and costs, and Tenant hereby waives all other remedies on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed Transferee. Tenant shall indemnify, defend and hold harmless Landlord from any and all liability, losses, claims, damages, costs, expenses, causes of action and proceedings involving any third party or parties (including without limitation Tenant's proposed subtenant or assignee) who claim they were damaged by Landlord's wrongful withholding or conditioning of Landlord's consent. If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord's consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice
(i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed

Transfer to be more favorable to the Transferee than the terms set forth in Tenant's original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord's right of recapture, if any, under Section 14.4 of this Lease).

14.3 Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord Fifty percent (50%) of any "Transfer Premium," as that term is defined in this Section 14.3, received by Tenant from such Transferee. "Transfer Premium" shall mean all rent, additional rent or other consideration payable by such Transferee in excess of the Rent and Additional Rent payable by Tenant under this Lease, on a per rentable square foot basis if less than all of the Premises is transferred. In the calculations of the Rent (as it relates to the Transfer Premium calculated under this Section 14.3), and the Transferee's Rent and Quoted Rent under
     Section 14.2 of this Lease, the Rent paid during each annual period for the Subject Space, and the Transferee's Rent and the Quoted Rent, shall be computed after adjusting such rent to the actual effective rent to be paid, and after first deducting Tenant's cost of effecting the transfer, including advertising, legal expenses, tenant improvements, and brokerage commissions.

14.4 Landlord's Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, Landlord shall have the option, by giving written notice to Tenant within fifteen (15) days after receipt of any Transfer Notice, to (i) recapture the Subject Space, or (ii) take an assignment or sublease of the Subject Space from Tenant. Such recapture, or sublease or assignment notice shall cancel and terminate this Lease, or create a sublease or assignment, as the case may be, with respect to the Subject Space as of the date stated in the Transfer Notice as the effective date of the proposed Transfer until the last day of the term of the Transfer as set forth in the Transfer Notice. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same, If Landlord declines, or fails to elect in a timely manner to recapture, sublease or take an assignment of the Subject Space under this
     Section 14.4, then provided Landlord has consented to proposed Transfer, Tenant shall be entitled to proceed to transfer the Subject Space to the proposed Transferee, subject to provisions of the last paragraph of Section
     14.2 of this Lease.

14.5 Effect of Transfer. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord's request a complete statement, certified by an independent certified public accountant, or Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of the Lease from liability under this Lease. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency and Landlord's costs of such audit, and if understated by more than ten percent (10%), Landlord shall have the right to cancel this Lease upon thirty (30) days' notice to Tenant.

14.6 Additional Transfers. For purposes of this Lease, the term "Transfer" shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of twenty-five percent (25%) or more of the partners, or transfer of twenty-five percent or more of partnership interests, within a twelve (12) - month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant, the sale or other transfer of more than an aggregate of twenty-five percent (25%) of the voting shares of Tenant (other than in an initial public offering of to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of more than an aggregate of twenty-five percent (25%) of the value of the unencumbered assets of Tenant within a twelve (12) month period.

ARTICLE 15

SURRENDER OF PREMISES; REMOVAL OF TRADE FIXTURES

15.1 Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises.

15.2 Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the

     Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, free-standing cabinet work, and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

ARTICLE 16

HOLDING OVER

If Tenant holds over after the expiration of the Lease Term hereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Rent shall be payable at a monthly rate equal to one hundred twenty five percent (125%) the Rent applicable during the late rental period of the Lease Term under this Lease. Such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. Tenant acknowledges that if Tenant holds over without Landlord's consent, such holding over may compromise or otherwise affect Landlord's ability to enter into new leases with prospective tenants regarding the Premises. Therefore, if Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any losses suffered by Landlord, including lost profits, resulting from such failure to surrender.

ARTICLE 17

ESTOPPEL CERTIFICATES

Within ten (10) days following a request in writing by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit E, attached hereto, (or such other form as may be reasonably required by any prospective mortgagee or purchaser of the Building, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord's mortgagee or prospective mortgagee or purchasers. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. At any time during the Lease Term, but not more than annually, Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Tenant may require the Landlord to execute a reasonable confidentiality agreement before providing any financial information under the Lease. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Failure of Tenant to timely execute and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.

ARTICLE 18

SUBORDINATION

This Lease is subject and subordinate to all present and future liens of any mortgages or trust deeds, now or hereafter in force against the Real Property and the Building, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages or trust deeds require in writing that this Lease be superior thereto. In consideration of, and as a condition precedent to, Tenant's agreement to permit its interest pursuant to this Lease to be subordinated to any particular future lien of any first mortgage or trust deed, hereafter enforced against the Building or the Real Property and to any renewals, extensions, modifications, consolidations and replacements thereof, Landlord shall deliver to Tenant a commercially reasonable non-disturbance agreement executed by the landlord and the holder of such mortgage or trust deed. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage, to attorn, without any deductions or setoffs whatsoever, to the purchaser upon any such foreclosure sale if so requested to do so by such purchaser, and to recognize such purchaser as the lessor under this Lease. Tenant shall, within five (5) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds.

ARTICLE 19

DEFAULTS; REMEDIES

19.1 Defaults. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

     19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, within five (5) business days of notice that the same is late, which notice shall be in lieu of any notice required under California Code of Civil Procedure
         Section 1161 or any similar or successor law; or

     19.1.2 Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law; and provided further that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure said default, as soon as possible; or

     19.1.3 Abandonment or vacation of the Premises by Tenant; Abandonment is herein defined to include, but is not limited to, any absence by Tenant from the Premises for three (3) business days or longer while in default of any provision of this Lease.

19.2 Remedies Upon Default. Upon the occurrence of a default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

     19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

         (i) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

         (ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

        (iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

         (iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

         (v) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term "rent" as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Paragraphs 19.2.1(i) and (ii), above, the "worth at the time of award" shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Paragraph 19.2.1(iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

     19.2.2 Landlord shall have the remedy described in California Civil Code
         Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover Rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including any right to recover all rent as it becomes due.

19.3 Subleases of Tenant. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

ARTICLE 20

ATTORNEYS' FEES

If either party commences litigation against the other for the specific performance of this Lease, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys' fees as may have been incurred.

ARTICLE 21

SECURITY DEPOSIT

Concurrent with Tenant's execution of this Lease, Tenant shall deposit with Landlord a security deposit (the "Security Deposit") in the amount set forth in
Section 10 of the Summary, as security for the faithful performance by Tenant of all of its obligations under this Lease. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, Landlord may, but shall not be required to, apply all or any part of the Security Deposit for the payment of any Rent or any other sum in default and Tenant shall, within five (5) days after written demand therefor, restore the Security Deposit to its original amount. Any unapplied balance of the Security Deposit shall be returned to Tenant, or, at Landlord's option, to the last assignee of Tenant's interest hereunder, within sixty (60) days following the expiration of the Lease Term. Tenant shall not be entitled to any interest on the Security Deposit.

ARTICLE 22

SUBSTITUTION OF OTHER PREMISES

Landlord shall have the privilege of moving Tenant to other space in the Building comparable to the Premises, and all terms hereof shall apply to the new space with equal force. In such event, Landlord shall give Tenant prior notice, shall provide Tenant, at Landlord's sole cost and expense, with tenant improvements at least equal in quality to those in the Premises and shall move Tenant's effects to the new space at Landlord's sole cost and expense at such time and in such manner as to inconvenience Tenant as little as practicable. Simultaneously with such relocation of the Premises, the parties shall immediately execute an amendment to this Lease stating the relocation of the Premises.

ARTICLE 23

SIGNS

23.1 Full Floor Tenants. Subject to Landlord's prior written approval, in its sole discretion, and provided all signs are in keeping with the quality, design and style of the Building, Tenant, if the Premises comprise an entire floor of the Building, at its sole cost and expense, may install identification signage anywhere in the Premises including in the elevator lobby of the Premises, provided that such signs must not be visible from the exterior of the Building.

23.2 Multi-Tenant Floor Tenants. If Tenant occupies less than the entire floor on which the Premises is located, Tenant's identifying signage shall be provided by Landlord, at Tenant's cost, and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord's Building standard signage program.

23.3 Prohibited Signage and Other Items. Except as provided in the Summary of Basic Lease Information (item 15), any signs, notices, logos, pictures, names or advertisements which are installed and that have not been individually approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Except as provided in the Summary of Basic Lease Information (item 15), Tenant may not install any signs on the exterior or roof of the Building or the common areas of the Building or the Real Property. Any signs, window coverings, or blinds (even if the same are located behind the Landlord approved window coverings for the Building), or other items visible from the exterior of the Premises or Building are subject to the prior written approval of Landlord, in its sole discretion.

ARTICLE 24

COMPLIANCE WITH LAW

Tenant and Landlord shall not do anything or suffer anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated. Should any standard or regulation now or hereafter be imposed on Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations, solely with respect to the Tenant's premises. Tenant shall be responsible, at its sole cost and expense, to make all alterations to the Premises as are required of Tenant to comply with the governmental rules, regulations, requirements or standards described in this Article 24, solely with respect to the Tenant's premises. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.

ARTICLE 25

LATE CHARGES

If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) business days after said amount is due, then Tenant shall pay to Landlord a late charge equal to the greater of One Hundred Fifty and No/100 Dollars ($150.00) ten percent (10%) of the overdue amount, plus any attorneys' fees incurred by Landlord by reason of Tenant's failure to pay Rent and/or other charges when due hereunder. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid on or before the date they are due shall thereafter bear interest until paid at a rate per annum equal to Wells Fargo Bank's published prime rate plus three percent (3%) per annum, provided that in no case shall such rate be higher than the highest rate permitted by applicable law.

ARTICLE 26

LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

26.1 Landlord's Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent. If Tenant shall fail to perform any of its obligations under this Lease, within a reasonable time after such performance is required by the terms of this Lease, Landlord may, but shall not be obligated to, after reasonable prior notice to Tenant, make any such payment or perform any such act on Tenant's part without waiving its right based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

26.2 Tenant's Reimbursement. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, within fifteen (15) days after delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant's defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended. Tenant's obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

ARTICLE 27

ENTRY BY LANDLORD

Landlord reserves the right at all reasonable times and upon reasonable notice to the Tenant to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees or ground or underlying lessors, or, during the last twelve (12) months of the Lease Term, prospective tenants; (iii) post notices of non-responsibility; or (iv) reasonably alter, improve or repair the Premises or the Building if necessary to comply with current building codes or other applicable laws, or for reasonable structural alterations, repairs or improvements to the Building. Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) perform services required of Landlord; (B) take possession due to any material, uncured breach of this Lease in the manner provided herein; and (C) perform any material covenants of Tenant which Tenant fails to perform. Landlord may make any such entries without the abatement of Rent and may take such steps as reasonably required to accomplish the stated purposes; provided, however, that any such entry shall be accomplished as expeditiously as reasonably possible and in a manner so as to cause as little interference to Tenant as reasonably possible. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby, based on entry by Landlord as provided for in Article 27. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant's vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.

ARTICLE 28

TENANT PARKING

Tenant shall have the right to rent from Landlord parking passes on a monthly basis throughout the Lease Term in the quantity set forth in Section 11 of the Summary. Tenant shall pay to Landlord for automobile parking passes on a monthly basis the prevailing rate charged for parking passes at the location of such passes. In addition, Tenant shall be responsible for any taxes imposed by any governmental authority in connection with the renting of such parking passes by Tenant or the use of the parking facility by Tenant. Tenant's continued right to use the parking passes is conditioned upon Tenant reasonably abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the passes are located and upon Tenant's cooperation in seeing that Tenant's employees and visitors also comply with such rules and regulations. Landlord specifically reserves the right to change the location, size, configuration, design, layout and all other aspects of the parking facility in question, including the discontinuance of the valet parking system, at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, temporarily close-off or restrict access to the parking facility in question for purposes of reasonably permitting or facilitating any such construction, alteration or improvements. Landlord may totally or partially delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control delegated by Landlord. The parking passes rented by Tenant pursuant to this Article 28 are provided to Tenant solely for use by Tenant's own personnel (not including Tenant's invitees and guests) and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord's prior approval.

ARTICLE 29

MISCELLANEOUS PROVISIONS

29.1 Binding Effect. Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

29.2 No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any short-term repairs, improvements, maintenance or cleaning in or about the Building, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this Lease.

29.3 Modification of Lease. Should any current or prospective mortgagee or ground lessor for the Building require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are required therefor and deliver the same to Landlord within ten (10) days following the request therefor. At the request of Landlord or any mortgagee or ground lessor, Tenant agrees to execute a short form of Lease and to deliver the same to Landlord within ten (l0) days following the request therefor.

29.4 Transfer of Landlord's Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Real Property and Building and in this Lease, and Tenant agrees that in the event of any such transfer and a transfer of the Security Deposit, Landlord shall automatically be released from all liability thereafter arising under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder after the date of transfer.

29.5 Prohibition Against Recording. Except as provided in Section 29.3 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.

29.6 Captions. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

29.7 Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

29.8 Time of Essence. Time is of the essence of this Lease and each of its provisions.

29.9 Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

29.10 Exculpation. It is expressly understood and agreed that notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, the liability of Landlord and the Landlord Parties hereunder (including any successor landlord) and any recourse by Tenant against Landlord or the Landlord Parties shall be limited solely and exclusively to an amount which is equal to the net worth of the Landlord, and neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor. Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. It is also expressly understood and agreed that notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, the liability of Tenant and the Tenant Parties hereunder (including any successor tenant) and any recourse by Landlord against Tenant or the Tenant Parties shall be limited solely and exclusively to an amount which is equal to the net worth of the Tenant, and neither Tenant, nor any of the Tenant Parties shall have any personal liability therefor. Landlord hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Landlord.

29.11 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties' entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

29.12 Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Building as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building.

29.13 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform (collectively, the "Force Majeure"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure.

29.14 Notices. All notices, demands, statements, approvals or communications (collectively, "Notices") given or required to be given by either party to the other hereunder shall be in writing, shall be sent by United States certified or registered mail, postage prepaid, return receipt requested, or delivered personally (i) to Tenant at the appropriate address set forth in
     Section 5 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at the addresses set forth in Section 3 of the Summary, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given on the date it is mailed as provided in this Section 29.14 or upon the date personal delivery is made or attempted to be made. If Tenant is notified of the identity and address of Landlord's mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant's exercising any remedy available to Tenant.

29.15 Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

29.16 Authority. If Tenant is a corporation or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so.

29.17 Governing Law. This Lease shall be construed and enforced in accordance with the laws of the State of California.

29.18 Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (the "Brokers"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent other than the Brokers. The terms of this Section 29.18 shall survive the expiration or earlier termination of the Lease Term. Tenant's Broker shall be paid a commission in accordance with a letter agreement dated March 16,1999.

29.19 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

29.20 Building Name and Signage. Subject to the Summary of Basic Lease Information (Item 15), Landlord shall have the right at any time to install, affix and maintain any and all signs on the exterior and on the interior of the Building as Landlord may, in Landlord's sole discretion, desire. Tenant shall not use the name of the Building or use pictures or illustrations of the Building in advertising or other publicity, without the prior written consent of Landlord, which shall not be unreasonably withheld.

29.21 Transportation Management. Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.

29.22 Successors. Except as otherwise expressly provided herein, the obligations of this Lease shall bind and benefit the successors and assigns of the parties hereto; provided, however, that no assignment, sublease or other transfer in violation of the provisions of Article 14 shall operate to vest any rights in any putative assignee, subtenant or transferee of Tenant.

29.23 Landlord Renovations. It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein or in the Tenant Work Letter. However, Tenant acknowledges that Landlord may during the Lease Term renovate, improve, alter, or modify (collectively, the "Renovations") the Building, Premises, and/or Real Property, including without limitation the parking structure, common areas, systems and equipment, roof, and structural portions of the same, without unreasonably limiting the quiet enjoyment of the Premises. Tenant hereby agrees that such Renovations and Landlord's actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's personal property or improvements resulting from the Renovations or Landlord's actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord's actions in connection with such Renovations.

ARTICLE 30

SIGNATURES

IN WITNESS WHEREOF, Landlord and Tenant have caused their duly authorized representatives to execute this Lease as of the day and date first above written

"Tenant":                         U.S. Interactive, Inc.,
                                  a Delaware corporation

                                  By: /s/ Eric Pulier
                                      ----------------------------------------
                                  Its: President

"Landlord"                        Norton Plaza Associates,
                                  a California limited partnership
                                  By: San Vicente Montana Associates
                                      Its; General Partner

                                  By: /s/ Paul R. Ginger
                                  Its: General Partner

EXHIBIT A

BASIC FLOOR PLANS

EXHIBIT B
RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations. Without limiting its covenant of quiet enjoyment, Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Real Property.

         1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlords prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord.

         2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

         3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Real Property during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

         4. No furniture, freight or equipment of any kind shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates. No service deliveries (other than messenger services) will be allowed between hours of 4:00 p.m. to 6:00 p.m., Monday through Friday. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

                                       42\

         5. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours and in such specific elevator as shall be designated by Landlord.

         6. The requirements of Tenant will be attended to only upon application at the management office for the Real Property or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

         7. Tenant shall not disturb, solicit, or canvass any occupant of the Real Property and shall cooperate with Landlord and its agents of Landlord to prevent the same.

         8. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or agents, shall have caused it.

         9. Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof without Landlord's prior written consent.

         10. Except for vending machines intended for the sole use of Tenant's employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

         11. Tenant shall not use or keep in or on the Premises, the Building, or the Real Property any kerosene, gasoline or other inflammable or combustible fluid or material.

         12. Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord.

         13. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Real Property by reason of noise, odors, or vibrations, or interfere in any way with other tenants or those having business therein.

         14. Tenant shall not bring into or keep within the Real Property, the Building or the Premises any animals, birds, bicycles or other vehicles.

         15. No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters' laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

         16. Landlord will approve where and how telephone and telegraph wires are to be introduced to the Premises. No boring or cutting floor wires shall be allowed without the consent of Landlord, which shall not be unreasonably withheld. The location of telephone, call boxes and other office equipment affixed to the Premises shall be subject to the reasonable approval of Landlord.

         17. Landlord reserves the right to exclude or expel from the Real Property any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

         18. Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, halls, stairways, elevators, or any common areas of the Building for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

         19. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building's heating and air conditioning system, and shall refrain from attempting to adjust any controls.

         20. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash in the vicinity of the Building without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes at such times as Landlord shall designate.

         21. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

         22. Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

         23. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord. Tenant shall abide by Landlord's regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, which have a view of any interior portion of the Building or the common areas of the Building.

         24. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

         25. Tenant must comply with requests by Landlord concerning the informing of their employees of items of importance to Landlord.

         26. Tenant shall not use in any space or in the public halls of the Building any hand trucks except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

         27. Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, and the Real Property, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Real Property. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

EXHIBIT C
NOTICE OF LEASE TERM DATES

To:

Re: Office Lease dated ____________, 19__ between _____________, a
_________________ ("Landlord"), and __________________, a _________________
("Tenant") concerning Suite _____ on floor(s) _____________ of the office building located at ______________________, ______________, California.

Gentlemen:

In accordance with the Office Lease (the "Lease"), we wish to advise you and/or confirm as follows:

     l. The Premises are Ready For Occupancy, and the Lease Term shall commence on or has commenced on _______________ for a term of __________ ending on ______________.

     2.  Rent commenced to accrue on _____________, in the amount of
         _________________.

     3. If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

     4.  Your rent checks should be made payable to ________
         ________________________ at _____________.

     5. The exact number of rentable square feet within the Premises is _____________ square feet.

     6. Tenant's Share as adjusted based upon the exact number of rentable square feet within the Premises is ____%.

"Landlord":


    ________________________
a  _________________________
By: ________________________
Its: _______________________
By: ________________________
Its: _______________________

Agreed to and Accepted as
of _____________, 19__.

"Tenant":


___________________________,
a __________________________

By: ________________________
Its: _______________________

EXHIBIT D
LANDLORD WORK LETTER

11911 San Vicente Boulevard, space for U.S. Interactive, Inc.

         This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the Premises. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Tenant Work Letter to Articles or Sections of "this Lease" shall mean the relevant portions of Articles 1 through 29 of this Lease to which this Tenant Work Letter is attached as Exhibit D, and all references in this Tenant Work Letter to Sections of "this Tenant Work Letter" shall mean the relevant portions of Sections 1 through 5 of this Tenant Work Letter.
                                    SECTION 1
                   DELIVERY OF THE PREMISES AND BASE BUILDING

         1.1 Base Building as Constructed by Landlord. Upon the full execution and delivery of this Lease by Landlord and Tenant, Landlord shall deliver the Premises and "Base Building," as that term is defined below, to Tenant, and Tenant shall accept the Premises and Base Building from Landlord in their presently existing, "as-is" condition. The "Base Building" shall consist of those portions of the Premises which are in existence prior to the construction of the tenant improvements in the Premises.

                                    SECTION 2
                               TENANT IMPROVEMENTS

         2.1 Tenant Improvement Allowance. Tenant shall be entitled to a one-time tenant improvement allowance (the "Tenant Improvement Allowance") for the costs relating to the initial design and construction of Tenant's improvements, which are permanently affixed to the Premises including cabling costs (the "Tenant Improvements"). In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant Improvement Allowance.

         2.2 Disbursement of the Tenant Improvement Allowance.

         2.2.1 Tenant Improvement Allowance Items. Except as otherwise set forth in this Tenant-Work Letter, the Tenant Improvement Allowance shall be: Landlord shall pay to Tenant an allowance in an amount equal to $5.00 per rentable square foot on each suite except suite 200. For suite 200 the allowance shall be $15.00 per rentable square foot. The allowance shall be paid within ten business days following the date rent commences as to each suite. Tenant shall be paid an additional $5,000.00 to interconnect various suites.


         2.3 Standard Tenant Improvement Package. Landlord has established specifications (the "Specifications") for the Building standard components to be used in the construction of the Tenant Improvements in the Premises (collectively, the "Standard Improvement Package"), which Specifications shall be supplied to Tenant by Landlord. The quality of Tenant Improvements shall be equal to or of greater quality than the quality of the Specifications.

                                    SECTION 3
                              CONSTRUCTION DRAWINGS

         3.1 Selection of Architect/Construction Drawings. Tenant shall retain an architect/space planner reasonably approved by Landlord (the "Architect") to prepare the "Construction Drawings," as that term is defined in this Section
3.1. Tenant shall retain the engineering consultants reasonably approved by Landlord (the "Engineers") to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work in the Premises, which work is not part of the Base Building.

         3.2 Final Working Drawings. Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for the Premises, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the "Final Working Drawings") and shall submit the same to Landlord for Landlord's approval, as to the internal stairwell. Tenant shall supply Landlord with four (4) copies signed by Tenant of such Final Working Drawings. Landlord shall advise Tenant within five (5) business days after Landlord's receipt of the Final Working Drawings for the Premises if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall immediately revise the Final Working Drawings in accordance with such review and any disapproval of Landlord in connection therewith.

         3.3 Approved Working Drawings. After approval by Landlord of the Final Working Drawings, relating to the internal stairwell, Tenant may submit the same to the appropriate municipal authorities for all applicable building permits. Tenant hereby agrees that neither Landlord nor Landlord's consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant's responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings relating to the internal stairwell may be made without the prior written consent of Landlord, which consent may not be unreasonably withheld.

                                    SECTION 4
                     CONSTRUCTION OF THE TENANT IMPROVEMENTS

         4.1 Tenant's Selection of Contractors.

         4.1.1 The Contractor. A general contractor shall be retained by Tenant to construct the Tenant Improvements. Such general contractor ("Contractor") shall be subject to Landlord's reasonable approval and shall be experienced in working in First Class office buildings.

         4.2 Construction of Tenant Improvements by Tenant's Agents.

         4.2.1 Indemnity. Tenant's indemnity of Landlord as set forth in Section
10.1 of this Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant's Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant's non-payment of any amount arising out of the Tenant Improvements. Such indemnity by Tenant, as set forth in Section 10.1 of this Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord's performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Premises.

         4.2.2 Requirements of Tenant's Agents. Tenant's Contractors shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof.

         4.2.2.1 Insurance Requirements.

         4.2.2.1.1 General Coverages. All of Tenant's contractors and subcontractors shall carry worker's compensation insurance with California statutory limits covering all of their respective employees, and shall also carry commercial general liability insurance, including property damage, with limits no less than $2,000,000 each occurrence and $5,000,000 in the aggregate.

         4.2.2.1.2 Special Coverages. Tenant shall carry "Builder's All Risk" insurance in an amount reasonably approved by Landlord covering the construction of the Tenant Improvements, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord.

         4.2.2.1.3 General Terms. Certificates for the Contractor's insurance carried pursuant to this Section 4.2.2.1 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor's equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. Tenant's contractor and subcontractors shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord. All policies carried under this Section 4.2.2.1 shall insure Landlord and Tenant, as their interests may appear. All insurance, except Workers' Compensation, maintained by Tenant's Contractor or Subcontractors shall preclude subrogation claims by the insurer against anyone insured thereunder.

         4.2.3 Governmental Compliance. The Tenant Improvements shall comply in all material respects with the following: (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; and (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code.

         4.3 Notice of Completion; Copy of Record Set of Plans. Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the County of Los Angeles in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so; Landlord may execute and file the same on behalf of Tenant as Tenant's agent for such purpose, at Tenant's sole cost and expense. At the conclusion of construction,
(i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the "record-set" of as-built drawings are true and correct, which certification shall survive the expiration or termination of this Lease, and (C) to deliver to Landlord two (2) sets of copies of such record set of drawings within ninety (90) days following issuance of a certificate of occupancy for the Premises, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the permanently installed improvements, equipment, and systems in the Premises.

EXHIBIT E
ESTOPPEL CERTIFICATE

To:      _____________________________

______________________________________

______________________________________

         Attn: _______________________

_____________________________________("Tenant") hereby certifies as follows:

         1. The undersigned is the Tenant under that certain Office Lease dated ______________, 19__ (the "Lease"), executed by __________________________
("Landlord") as Landlord and the undersigned as Tenant, covering a portion of the property located at ____________________________________(the "Property").

         2. Pursuant to the Lease, Tenant has leased approximately _________ square feet of space (the "Premises") at the Property and has paid to Landlord a security deposit of $_____________. The term of the Lease commenced on _____________, 19__ and the expiration date of the Lease is _______________,
19__. Tenant has paid rent through _____________________, 19__. The next rental payment in the amount of $__________ is due on ___________, 19__. Tenant is required to pay _________ percent (__%) of specified annual operating expenses for the Property in excess of ______________________________.

         3. Tenant is entitled to _____ parking spaces at a charge of $_________ per month per space.

         4. The Lease provides for an option to extend the term of the Lease for ____________ years. The rental rate for such extension term is as follows:
________________________________________________________________________________
_______________________________________________________________________________.
Except as expressly provided in the Lease, and other documents attached hereto, Tenant does not have any right or option to renew or extend the term of the Lease, to lease other space at the Property, nor any preferential right to purchase all or any part of the Premises or the Property.

         5. True, correct and complete copies of the Lease and all amendments, modifications and supplements thereto are attached hereto and the Lease, as so amended, modified and supplemented, is in full force and effect, and represents the entire agreement between Tenant and Landlord with respect to the Premises and the Property. There are no amendments, modifications or supplements to the Lease, whether oral or written, except as follows (include the date of such amendment, modification or supplement):_________________________________________
________________________________________________________________________________

         6. All space and improvements leased by Tenant have been completed and furnished in accordance with the provisions of the Lease, and Tenant has accepted and taken possession of the Premises.

         7. Landlord is not in any respect in default in the performance of the terms and provisions of the Lease. Tenant is not in any respect in default under the Lease and has not assigned, transferred or hypothecated the Lease or any interest therein or subleased all or any portion of the Premises.

         8. There are no offsets or credits against rentals payable under the Lease and no free periods or rental concessions have been granted to Tenant, except as follows: _____________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

         9. Tenant has no actual or constructive knowledge of any processing, use, storage, disposal, release or treatment of any hazardous or toxic materials or substances on the Premises or the Property except as follows (if none, state "none"): _______________________________________________________________________
_______________________________________________________________________________.

         This Certificate is given to _______________________ with the understanding that __________ will rely hereon in connection with the conveyance of the Property of which the Premises constitute a part to ____________. Following any such conveyance, Tenant agrees that the Lease shall remain in full force and effect and shall bind and inure to the benefit of the ______________ and its successor in interest as if no purchase had occurred.

DATED: ______________, 19__                 " TENANT "

EXHIBIT F

OPTION PERIOD RENT

         Tenant is given the option to extend the Lease Term, on all the provisions contained in this Lease, except for Minimum Rent, for ____ additional terms of _____ (___) years each following the expiration of the initial Lease Term, by giving written notice of exercise of the option ("option notice") to Landlord at least twelve (12) months but not more than two (2) years before the expiration of the initial Lease Term or any extension term. If Tenant fails to deliver a timely exercise notice, Tenant shall be considered to have elected not to exercise any Extension Option. Provided that, if Tenant is in default beyond any notice and cure periods on the date of giving the option notice, the option notice shall be totally ineffective, or if Tenant is in default beyond any notice and cure period on the date the extended term is to commence, the extended term shall not commence and this Lease shall expire at the end of the initial Lease Term.

                Rent To Be Negotiated by Parties for Option Term

         At least eighteen (18) months prior to the expiration date of the initial Lease Term or any extension term, Landlord shall send a written notice to Tenant requiring the parties to determine the option period Minimum Rent. The parties shall have thirty (30) days after Tenant receives said notice in which to agree on Minimum Rent during the extended term which Minimum Rent shall be the fair market value of the Premises. If the parties agree on the Minimum Rent for the extended term during that period, they shall immediately execute an amendment to this Lease stating the Minimum Rent. If the parties are unable to agree on the Minimum Rent for the extended term within that period, then within ten (10) days after expiration of that period each party, at its cost and by giving notice to the other party, shall appoint a real estate appraiser with at least five years full-time commercial appraisal experience in the area in which the Premises are located to appraise and set the Minimum Rent for the extended term. If a party does not appoint an appraiser within ten (10) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set the Minimum Rent for the extended term. If the two appraisers are appointed by the parties as stated in this paragraph, they shall meet promptly and attempt to set the Minimum Rent for the extended term. If they are unable to agree within thirty (30) days after the second appraiser has been appointed, they shall attempt to select a third appraiser meeting the qualifications stated in this paragraph within ten (10) days after the last day the two appraisers are given to set the Minimum Rent. If they are unable to agree on the third appraiser, either of the parties to this Lease, by giving ten (10) days' notice to the other party, may file a petition with the American Arbitration Association solely for the purpose of selecting a third appraiser who meets the qualifications stated in this paragraph. Each party shall bear half the cost of the American Arbitration Association's appointing the third appraiser and of paying the third appraiser's fee. The third appraiser however selected, shall be a person who has not previously acted in any capacity for either party.

         Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers shall set the Minimum Rent for the extended term. If a majority of the appraisers are unable to set the Minimum Rent within the stipulated period of time, the two appraisals closest in value to each other shall be added together and their total divided by two; the resulting quotient shall be the Minimum Rent for the Premises during the extended term.

         In setting the Minimum Rent for the extended term, the appraiser or appraisers shall consider the use to which the Premises are restricted under this Lease and shall not consider the highest and best use for the Premises without regard to the restriction on use of the Premises contained in this Lease.

         After the Minimum Rent for the extended term has been set, the appraisers shall immediately notify the parties. If Tenant objects to the Minimum Rent that has been set, Tenant shall have the right to have this Lease expire at the end of the initial Lease Term or the first extended term, provided that Tenant pays all the costs in connection with the appraisal procedure that set the Minimum Rent. Tenant's election to allow this Lease to expire at the end of the initial Lease Term or the first extended term must be exercised within ten (10) days after receipt of notice from the appraisers of the Minimum Rent for the extended term. If Tenant does not exercise its election within the ten
(10) day period, the term of this Lease shall be extended as provided in this EXHIBIT F.

         Tenant shall have no other right to extend the term beyond the extended term provided in this EXHIBIT F.

EXHIBIT H
HAZARDOUS WASTES

Hazardous Wastes. Tenant and Landlord shall comply strictly and in all respects with the applicable laws, statutes, ordinances, permits, orders, decrees, guidelines, rules, regulations and orders pertaining to health or the environment ("Applicable Environmental Laws"), including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") and the resource Conservation and Recovery Act ("RCRA"), as each of the foregoing may be amended from time to time. Tenant does hereby, for itself and its heirs, legal representatives, successors and assigns agree to and hereby does indemnify, defend and hold harmless Landlord, and its heirs, legal representatives, successors and assigns, from any and all liabilities, assessments, suits, damages, costs and expenses, attorneys' fees and judgments related to or arising out of (a) the breach of any of the agreements of Tenant under this section, (b) the handling, installation, storage, use, generation, treatment or disposal of Hazardous Materials, including any cleanup, remedial, removal or restoration work required by the Applicable Environmental Laws or (c) the assertion of any lien or claim upon the Premises, the Building, the Real Property or Landlord pursuant to the Applicable Environmental Laws. Landlord does hereby, for itself and its heirs, legal representatives, successors and assigns agree to and hereby does indemnify, defend and hold harmless Tenant, and its heirs, legal representatives, successors and assigns, from any and all liabilities, assessments, suits, damages, costs and expenses, attorneys' fees and judgments related to or arising out of (a) the breach of any of the agreements of Landlord under this section, (b) the handling, installation, storage, use, generation, treatment or disposal of Hazardous Materials, including any cleanup, remedial, removal or restoration work required by the Applicable Environmental Laws or (c) the assertion of any lien or claim upon the Premises pursuant to the Applicable Environmental Laws. The covenants and agreements of Tenant and Landlord under this section shall survive the expiration or termination of this Lease. As used in this Lease, the term "Hazardous Material" means any flammables, explosives, radioactive material, asbestos-containing material, petroleum products, the group of organic compounds known as polychlorinated byphenyls and other hazardous waste, toxic substances or related materials, including, without limitation, substances defined as hazardous substances, hazardous materials, toxic substances or solid waste in CERCLA, the Hazardous Materials Transportation Act and RCRA, as each of the foregoing may be amended from time to time.

EXHIBIT I
EXCLUSIONS ADDENDUM

(a) Notwithstanding anything to the contrary set forth in the Lease, Operating Expenses shall not include the following:

    (1) Costs, incurred with respect to the installation of other occupants' improvements in the Shopping Center or incurred in renovating, decorating, painting or redecorating vacant space for other occupants in the Shopping Center;

    (2) Leasing commissions, brokerage fees and attorneys' fees in connection with the negotiation and preparation of leases, subleases or assignments with present or prospective tenants or other occupants of the Shopping Center;

    (3) Costs (including in connection therewith all attorneys' fees and costs of settlement, judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitrations pertaining to Landlord and/or the Shopping Center;

    (4)  Advertising and promotional expenditures and marketing costs;

    (5) Interest, principal, points and fees (including brokerage fees) on debts or any mortgage or deed of trust ecumbering the Shopping Center;

    (6) Costs incurred by Landlord for the repair of damage to the Shopping Center, to the extent that Landlord is reimbursed by insurance proceeds;

    (7) Costs arising from the negligence or fault of other tenants or Landlord or its agents, or any vendors, contractors, or providers of materials or services selected, hired or engaged by Landlord or its agents;

    (8) Costs incurred by Landlord due to the violation by Landlord or any tenant of the terms and conditions of any lease of space in the Shopping Center;

    (9) Items considered capital improvements in connection with repairs and replacements under generally accepted accounting principles consistently applied or otherwise ("Capital Improvements"), except for
         (l) the annual amortization (amortized over the longest useful life for such item under Internal Revenue Service depreciation rules) of costs, including financing costs, if any, incurred by Landlord after the Commencement Date for any Capital Improvements installed or paid for by Landlord; however Capital Improvements shall not include the cost of any additions to or enlargement of the Shopping Center;

   (10) Costs incurred to comply with disability, life, fire and safety codes, ordinances, statutes, or other laws in effect prior to the Commencement Date, including, without limitation, the ADA (as hereinafter defined), including penalties or damages incurred due to such non-compliance;

   (11) Costs incurred in connection with any environmental clean-up, response action, or remediation on, in, under or about the Premises or the Shopping Center, including but not limited to, costs and expenses associated with the defense, administration, settlement, monitoring or management thereof;

    (12) The cost of electric power used by any other tenant or occupant in the Shopping Center;

    (13) Rentals and other related expenses incurred in leasing HVAC systems, elevators or other equipment ordinarily considered to be Capital Improvements, except for (1) expenses in connection with making minor repairs on or keeping building systems in operation while minor repairs are being made, and (2) costs of equipment not affixed to the Shopping Center which is used in providing janitorial or similar services;

    (14) Costs arising from latent defects in the base, shell or core of the Shopping Center or improvements installed by Landlord or repair thereof;

    (15) Tax penalties incurred as a result of Landlord's negligence, inability or unwillingness to make payments and/or to file any tax or informational returns when due;

    (16) Services and utilities provided, taxes attributable to, and costs incurred in connection with the operation of any retail and restaurant operations in the Shopping Center, except to the extent the square footage of such operations is included in the rentable square feet of the Shopping Center and do not exceed the services, utility and tax costs which would have been incurred had the retail and/or restaurant space been used for general office purposes;

    (17) Depreciation, amortization and interest payments, except as provided herein and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party's services, all as determined in accordance with generally accepted accounting principles, consistently applied, and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life;

    (18) Any ground lease rental, or any other charges payable under superior leases;

    (19) Landlord's general corporate overhead and general and administrative expenses;

    (20) Overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Shopping Center to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

    (21) Costs for which Landlord has been compensated by a management fee, and any management fees in excess of those management fees which are normally and customarily charged by comparable landlords of comparable buildings;

That portion of Lot 45 and of the Easterly 25 feet of Lot 46 of Westgate Acres, in the City of Los Angeles, County of Los Angeles, State of California, as per Map recorded in Book 7, Pages 90 and 91 of Maps. In the Office of the County Recorder of said County, which lie Southerly of the following described line:

Beginning on the Westerly line of said Easterly 25 feet of said lot 46, 100 feet Northerly along said line from the Southerly line of said Lot 46; thence Easterly and parallel to the Southerly line of said Lot 46 and the Easterly prolongation thereof, to the Northeasterly line of said Lot 45.

Except all subterranean waters except such as may be pumped or developed for use on said land for domestic purposes or for irrigation.

PROPERTY DESCRIPTION

                             1st Amendment to Lease

WHEREAS:

Norton Plaza Associates ("Landlord") and Digital Evolution, Inc. ("Tenant") entered into a lease (undated) for premises known as Suite 225 consisting of 6,482 rentable square feet located at 119111 San Vincente Boulevard, Los Angeles, CA 90049 ("Lease").

WHEREAS:

Landlord and Tenant have entered into month to month rental agreements for Suite 265 and 350 at the same property.

WHEREAS:

For good and valuable consideration Landlord and Tenant agree to combine the Lease and month to month agreements under the Lease and to amend said Lease.

NOWTHEREFORE:

The Lease shall be extended and modified.

1.       Premises: The Suites to be covered by the Lease and this amendment are:

                  Suite                              Rentable Area
                  -----                              -------------
                   225                               6,482
                   265                               2,847
                   324                               4,167
                   350                               2,502

2. Term: The term of the Lease shall be extended through the date below subject to Tenant's right to extend the term. Tenant shall vacate the suites according to the following schedule.

                  Suite                              Date to be Vacated
                  -----                              ------------------
                  225, 265, 350                      December 31, 1998
                  324                                March 31, 1999
                  Any additional Suite Added
                  By Amendment to this Lease         March 31, 1999

3. Rent: Effective December 1, 1997 monthly rent shall be according to the following schedule:

                  Suite                              Monthly Rent
                  -----                              ------------
                  225                                $12,964.00
                  265                                  5, 694.00
                  350                                  5,004.00
                  324                                  8,334.00

4. Operating Expenses: There shall be no pass through of building operating cost increase, however the monthly rent shall be increased by 1.5% for all space occupied each January 1, commencing 1/1/99.

5. Option to Extend: Upon not less than ninety (90) days prior written notice Tenant shall have the option to lease Suite 255 (consisting of 2,941 Rentable square feet) commencing August 1, 1998, and Suite 200 (consisting of 3,690 rentable square feet) on November 1, 1998. The monthly rent shall be $2.25 per rentable square foot for either suite. The option to expand shall be subject to non renewal by the existing tenants.

6. Option to Renew: Upon not less than ninety (90) days prior written notice Tenant shall have the option to renew the term for all space leased under this Lease and its amendments for one (1) additional term of one (1) year under the same terms and conditions.

7. Month to Month Rental Agreement Cancellation: Effective November 30, 1997 the month to month agreement for Suite 265 dated November 22, 1996 and for Suite 350 dated September 22, 1997 shall be null and void and of no further force or effect.

Except as provided for herein the Lease shall remain in full force and effect.

         The parties have executed this 1st Amendment to Lease as of this 14th day of November 1997.

Tenant                                     Landlord
Digital Evolution, Inc.                    Norton Plaza Associates
A California corporation                   a California limited partnership
                                           By San Vicente-Montana Associates
                                                  General Partner



By: /s/                                    By: /s/
      ------------------------------              ------------------------------
      Eric Pulier                                 Paul R. Gienger
      Its:  President                             Its:  General Partner

                             2nd Amendment to Lease

WHEREAS:
         Norton Plaza Associates ("Landlord") entered into an undated Lease ("Lease") with Digital Evolution, Inc. for premises located at 11911 San Vicente Boulevard, Los Angeles, CA 90049.

WHEREAS:
         Landlord and Digital Evolution, Inc. executed 1st Amendment to Lease as of November 14, 1997.

WHEREAS:
         Digital Evolution, Inc. assigned its interest in said Lease to U.S. Interactive, Inc. ("Tenant") by Assignment and Assumption of Lease dated July 1, 1998.

NOW THEREFORE:
         Landlord and Tenant for good and valuable consideration agree to amend the Lease in the following respect only.

         1. Term: The term of the Lease shall be extended and the termination date for each suite shall be:

              Suite                                 Expiration
              -----                                 ----------
              225                                   December 31, 1999
              265                                   December 31, 1999
              350                                   December 31, 1999
              324                                   March 31, 2000

2. Rent: The monthly rent for each suite effective January 1, 1999 shall be:

              Suite                                Monthly Rent
              -----                                ------------
              225                                  $15,395.00
              265                                  $ 6,762.00
              350                                  $ 5,942.00
              324                                  $ 8,460.00

         3. Rent Increase: The monthly rent allocated to suite 324 shall increase to $9,897.00 effective April 1, 1999, unless earlier terminated.

         4. Option to Terminate: Tenant may elect to terminate the lease as to suites 225, 265 and 350 at any time by giving Landlord not less that 90 day advance written notice. Tenant may terminate the Lease as to suite 324 by providing Landlord 90 days advance written notice, however, the effective date of termination for suite 324 must be not less than 90 days after the effective date of termination as to suites 225, 265, and 350, or must be more than 90 days prior to the effective date of termination for suites 225, 265 and 350.

         5. Operating Expenses: There shall be no pass through for increases in operating expenses. Tenant shall pay for after hours HVAC.

            Except as modified herein the lease shall remain in full force and effect. If there is a conflict between this 2nd Amendment and the Lease or the 1st Amendment this 2nd Amendment shall prevail.

            IN WITNESS WHEREOF, Landlord and tenant have executed this 2nd Amendment to Lease as of this 30th day of September 1998.

            Landlord                                    Tenant
            Norton Plaza Associates                     U.S. Interactive, Inc.
            By: San Vicente Montana Associates



              By:   /s/                              By:  /s/
                 -------------------------------        ------------------------
                    Paul R. Gienger                     Mark Silverman
                    General Partner                     Its: EVP

                                                         April 27, 1998




Mr. Eric Pullier
Digital Evolution
11911 San Vicente Blvd., #225
Los Angeles, CA  90049

    Re:      Norton Plaza
             11911 San Vicente Boulevard
             Los Angeles, CA  90049

Dear Eric:

    Norton Plaza Associates has agreed to sell Norton Plaza to Christina Development Corporation. The attached statement is to confirm to Christina Development Corporation the information contained in the statement.

    Please review the statement for accuracy, date, sign and return to Christina Development Corporation at P.O. Box 2613,
Malibu, CA 90265. If you have any questions, please call me.

    Time is of the essence and your earliest attention is sincerely appreciated.

                                   Very truly yours,

                                   TOPA MANAGEMENT COMPANY

                                   /s/
                                   ---------------------------------------------
                                   Paul R. Gienger
                                   Vice President

         6. Option to Renew: Upon not less than ninety (90) days prior written notice Tenant shall have the option to renew the term for all space leased under this Lease and its amendments for one (1) additional term of one (1) year under the same terms and conditions.

         7. Month to Month Rental Agreement Cancellation: Effective November 30, 1997 the month agreement for Suite 265 dated November 22, 1996 and for Suite 350 dated September 22, 1997 shall be null and void and of no further force or effect.

            Except as provided for herein the Lease shall remain in full force and effect.

            The parties have executed this 1st Amendment to Lease as of this 14th day of November 1997.

            Tenant                        Landlord
            Digital Evolution, Inc.       Norton Plaza Associates
            A California corporation      a California limited partnership
                                          By: San Vicente-Montana Associates
                                                General Partner



            By:                           By: /s/
               -------------------------         ------------------------------
               Eric Pulier                       Paul R. Gienger
               Its:  President                   Its:  General Partner